EXHIBIT 23.8


[LETTERHEAD OF PRICEWATERHOUSECOOPERS]


   KPMG Somekh Chaikin
   Certified Public Accountants
   17 Ha'arba'a St.
   Post Office Box 609
   Tel Aviv 64739
   Israel


   27 June 2004

   Our Ref: RN.RSWL.YWMA/02026255.A501

   Dear Sirs

   Subject: Consent letter - ECI Telecom (HK) Limited (the "Company") A consolidated subsidiary of ECI Telecom Ltd.

   We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-105830, 333-103669, 333-12868, 333-9860,
   333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and 33-26117) of ECI
   Telecom Ltd. of our report dated 21 January 2004, relating to the balance sheets of the Company as at 31 December 2003 and 2002 and related statements of income, retained earnings and cash flows for the two years then ended which report and the consolidated financial statements of ECI Telecom Ltd. as at December 31, 2003, appear in the report in Form 6-K of ECI Telecom Ltd., a copy of which was furnished to the Securities and Exchange Commission on March 24, 2004.

   /s/ PricewaterhouseCoopers
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   PRICEWATERHOUSECOOPERS